Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Palomar Enterprises, Inc.

We hereby consent to the use in the Prospectus constituting part of Amendment No. 1 of the Registration Statement on Form SB-2 of our report dated April 16, 2006 on the financial statements of Palomar Enterprises, Inc. as of December 31, 2005 and for the year then ended which appear in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

E. Randall Gruber C.P.A, PC
Lake Saint Louis, Missouri

May 19, 2006